Exhibit 10.1

Execution Version

AMENDMENT NO. 5 TO RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 5 TO RECEIVABLES PURCHASE AGREEMENT, dated as of October 1, 2020 (this "Amendment"), is by and among Sensient Receivables LLC, a Delaware limited liability company ("Seller"), Sensient Technologies Corporation, a Wisconsin corporation ("STC"), as initial Servicer and as the Performance Guarantor, and (c) Wells Fargo Bank, National Association, a national banking association (together with its successors and assigns, the "Purchaser").

RECITALS

WHEREAS, the Seller, the Servicer and the Purchaser are parties to that certain Receivables Purchase Agreement, dated as of October 3, 2016 (as amended prior to the date hereof, the "Existing Purchase Agreement" and, as amended hereby and from time to time hereafter amended, restated or otherwise modified, the "Purchase Agreement"); and

WHEREAS, the parties wish to amend the Existing Purchase Agreement as hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Definitions.  Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Purchase Agreement.

2.            Amendments.  The Existing Purchase Agreement is hereby amended as follows:

(a)          The definitions in Exhibit I of the Existing Purchase Agreement of the following terms are hereby amended and restated in their entirety to read as follows:

“Discount Rate” means LMIR (or, solely in the instances set forth in Sections 8.3(h) and 8.3(i), the Benchmark Replacement or the Alternate Base Rate, as applicable).

"Facility Termination Date" means the earlier of (i) October 1, 2021, and (ii) the Amortization Date.

“Receivable” means the indebtedness and other obligations owed (at the time it arises, and before giving effect to any transfer or conveyance contemplated under the Transaction Documents) to an Originator, whether constituting an account, chattel paper, an instrument, an intangible or a general intangible under the UCC, arising from the sale of goods or provision of services by an Originator and includes, without limitation, the obligation to pay any applicable Finance Charges with respect thereto; provided, however, that the term “Receivable” shall not include any Excluded Receivable.  Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.  Indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the Obligor, the applicable Originator or the Seller treats such indebtedness, rights or obligations as a separate payment obligation.

(b)          The following new definitions are hereby added to Exhibit I of the Existing Purchase Agreement in their appropriate alphabetical order:

“Benchmark Replacement” means as of any date (i) upon the Seller’s election to effect a Conforming Election and the Purchaser’s reasonable consent thereto (either as a lender under Sensient’s senior unsecured credit facility or as the Purchaser under the Agreement, as applicable), subject to the understanding set forth in Section 8.3(i)(i)(2), the applicable benchmark replacement rate (including any benchmark replacement adjustment) in the Seller’s senior unsecured syndicated credit facility, or (ii) otherwise, the greater of (a) 0.00% per annum, and (b) the sum of:  (1) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Seller and the Purchaser giving due consideration to (A) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated or bilateral credit facilities and (2) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Seller and the Purchaser giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities at such time.

“Benchmark Replacement Conforming Change” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the timing and frequency of determining rates and making payments of interest, prepayment provisions, and other administrative matters) that the Purchaser and the Seller, decide may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Purchaser in a manner substantially consistent with market practice (or, if the Purchaser and the Seller decide that adoption of any portion of such market practice is not administratively feasible or if the Purchaser reasonably determine that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Purchaser decide is reasonably necessary in connection with the administration of this Agreement).

”Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:  (a) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or (b) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:  (1) a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; (2) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or (3) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative of the underlying market or economic reality or may no longer be used.

“Benchmark Transition Start Date” means (1) In the case of a Benchmark Transition Event, the earlier of (A) the applicable Benchmark Replacement Date and (B) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (2) in the case of an Early Opt-in Election, the date proposed by the Purchaser and agreed to by the Seller.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with Section 8.3(i)(i) and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to Section 8.3(i)(i).

“Conforming Election” has the meaning set out in Section 8.3(i)(i).

“Early Opt-in Election” means the occurrence of: (1) a determination by the Purchaser that at least five currently outstanding U.S. dollar-denominated bilateral receivables purchase agreements or receivables purchase facilities at such time contain (as a result of amendment or as originally executed) as a benchmark interest rate, in lieu of LIBOR, a new benchmark interest rate to replace LIBOR, and (2) the election by the Purchaser to declare that an Early Opt-in Election has occurred and the provision by the Purchaser of written notice of such election to the Seller.

“Excluded Obligor” means, for each applicable Originator as of any date of determination, each Obligor identified to the right of such Originator’s name in the table on Schedule C hereto, as such Schedule may be updated from time to time after October 1, 2020 with the written consent of the Seller and the Purchaser; provided, however, that (a) prior to any Obligor’s becoming an Excluded Obligor, the Servicer or the applicable Originator (i) shall have given the Purchaser not less than 30 days’ prior written notice of the effective date of such change and (ii) shall have instructed such Obligor in writing (confirmed by telephone call) to remit payments on its payables to such Originator to an address or account other than a Lock-Box or Lock-Box Account, (b) not less than 3 Business Days prior to any Obligor’s being added as an Excluded Obligor on an updated Schedule C, the Seller shall have delivered to the Purchaser a certificate to the effect that (i) immediately before and after giving effect to adding such Excluded Obligor, the Purchased Asset Coverage Percentage does not exceed 100%, and (ii) immediately before and after  giving effect to adding such Excluded Obligor, no Amortization Event or Potential Amortization Event exists, and attaching the proposed revised Schedule C, and (c) no  consent of the Seller or the Purchaser will be required if (i) the average Outstanding Balance of the Receivables of any proposed individual Excluded Obligor and its Affiliates during the 3 months then most recently ended is not more than 2% of the total Outstanding Balance of all Receivables as of the last day of the month then most recently ended and (ii) the aggregate Outstanding Balance of Receivables of all Obligors who become Excluded Obligors is not more than 6% of the average aggregate Outstanding Balance of all Receivables as of last day of each month beginning on or after October 1, 2019 and ending on September 30, 2020.

“Excluded Receivable” means any indebtedness or right to payment owing from an Excluded Obligor to the Originator or Originators specified on Schedule C hereto, as updated from time to time in accordance with the definition of “Excluded Obligor”.

“LIBOR” means the rate specified in clause (b) of the definition of “LIBOR Market Index Rate.”

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” means with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(c)          Section 8.3(h) is hereby amended to delete “If” at the beginning of the first paragraph thereof, and to replace it with:  “Subject to Section 8.3(i), if”.

(d)          A new Section 8.3(i) is hereby inserted into the Existing Purchase Agreement which reads as follows:

(i) Special Provisions Applicable to LIBOR.

(i)          Effect of Benchmark Transition Event; Benchmark Replacement.

(1) Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, and subject to subclause (2) below, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Purchaser and the Seller may amend this Agreement to replace the LMIR with a Benchmark Replacement.  Any such amendment will become effective on the date that the Seller and the Purchaser specify in such amendment. No replacement of the LMIR with a Benchmark Replacement pursuant to this Section  8.3(i)(i) will occur prior to the applicable Benchmark Transition Start Date.

(2) Notwithstanding subclause (1) above, in the event that (A) the Purchaser is a party to the Seller’s senior unsecured syndicated credit facility or otherwise reasonably agrees, and (B) the requisite lenders under the Seller’s senior unsecured syndicated credit facility agree to replace LIBOR with a benchmark replacement rate (including any benchmark replacement adjustment), the Seller may elect to replace LMIR with an analogous floating  benchmark replacement rate (including an analogous benchmark replacement adjustment) (such election,  a “Conforming Election”), such analogous floating benchmark replacement rate shall be the “Benchmark Replacement” for purposes of this Section 8.3(i), it being understood that LIBOR or a benchmark replacement rate which is fixed for an interest period of one or more months under the Seller’s senior unsecured syndicated credit facility is not precisely the same as LMIR which floats on a daily basis and that, therefore, the benchmark replacement rate under this Agreement may not have a verbatim definition as the benchmark replacement rate under the Seller’s senior unsecured syndicated credit facility.

(ii)        Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Purchaser will have the right to make reasonable Benchmark Replacement Conforming Changes from time to time without the consent or further action from the Seller.

(iii)       Notices; Standards for Decisions and Determinations. The Purchaser will promptly notify the Seller of (1) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date (or, in the case of an Early Opt-in Election, the proposed Benchmark Transition Start Date), (2) the proposed implementation of any Benchmark Replacement, (3) any proposed Benchmark Replacement Conforming Changes and (4) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Purchaser pursuant to this Section 8.3(i), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made subject to consent from the Seller.

(iv)       Benchmark Unavailability Period. Upon the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, any Cash Investment accruing Discount at the LMIR will thereafter accrue Discount at the Alternate Base Rate.

(e)          A new Schedule C is hereby added to the Existing Purchase Agreement which reads as set forth in Annex 1 hereto.

3.          Effect of Amendment.  Except as specifically amended hereby, the Existing Purchase Agreement and all exhibits and schedules attached thereto remains unaltered and in full force and effect, and this Amendment shall not constitute a novation of the Purchase Agreement but shall constitute an amendment thereof.  The Performance Undertaking remains unaltered and in full force and effect and is hereby ratified and confirmed.

4.           Conditions Precedent.  Effectiveness of this Amendment is subject to the prior or contemporaneous satisfaction of each of the following conditions precedent:

(a)        Wells shall have received: (i) counterparts hereof, duly executed by each of the parties hereto and consented to by the Purchaser, and (ii) counterparts of a third amendment and restatement of the Fee Letter, duly executed by each of the parties thereto and payment in immediately available funds of a fully-earned and non-refundable upfront fee described in numbered paragraph 1 thereof.

(b)         Each of the representations and warranties contained in Section 5 of this Amendment shall be true and correct.

5.         Representations and Warranties.  Each of the Performance Guarantor, the Seller and the Servicer hereby represents and warrants to the Purchaser that each of the representations and warranties made by it or on its behalf in the Purchase Agreement or the Performance Undertaking, as applicable, were true and correct when made and are true and correct, in all material respects, on and as of the date of this Amendment with the same full force and effect as if each of such representations and warranties had been made by it on the date hereof and in this Amendment, and the Performance Undertaking is hereby ratified and confirmed.  The representations and warranties set forth above shall survive the execution of this Amendment.

6.          CHOICE OF LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW.

7.         CONSENT TO JURISDICTION.  EACH PARTY TO THIS AMENDMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE AGREEMENTS, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

8.          WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT, THE PURCHASE AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

9.         Binding Effect. Upon execution and delivery of a counterpart hereof by each of the parties hereto, and the satisfaction of the conditions precedent set forth in Section 5 hereof, this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

10.        Legal Fees.  In addition to its obligations under the Purchase Agreement, the Seller agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Purchaser, in connection with the negotiation, preparation, execution and delivery of this Amendment within 30 days after receipt of a reasonably detailed invoice therefor.

11.        Counterparts; Severability; Section References. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of a signature page to this Amendment.  Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

<Signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers or attorneys-in-fact as of the date hereof.

SENSIENT RECEIVABLES LLC, AS SELLER

By:	/s/ David Plautz
Name: David Plautz
Title: Director – President and Treasurer

SENSIENT TECHNOLOGIES CORPORATION, AS THE SERVICER AND THE PERFORMANCE GUARANTOR

By:	/s/ Amy M. Agallar
Name: Amy M. Agallar
Title: VP, Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS THE PURCHASER

By:	/s/ Jason Barwig
Name: Jason Barwig
Title: Vice President